EXHIBIT 77C

                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


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         An  Annual  Meeting  of  the  Shareholders  of  the  Templeton  Vietnam
Opportunities Fund, Inc. was held on October 8, 1996, for the purpose of (i) electing three directors of the Fund (Proposal 1); (ii) approving the deletion of the Fund's current fundamental investment restriction on loans and the adoption of a new fundamental investment policy regarding lending (Proposal 2);
(iii) approving an amendment to the Fund's current fundamental investment restriction concerning investments in real estate (Proposal 3); and (iv) ratifying the selection of McGladrey & Pullen, L.L.P., as the Fund's independent auditors for the fiscal year ending March 31, 1997. (Proposal 4). The Proxy Statement of the Templeton Vietnam Opportunities Fund, Inc. (File No. 33-81640 and 811-8632) is incorporated herein by reference.

         The number of affirmative and negative votes with respect to each Proposal is as follows:


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PROPOSAL 1



Martin L. Flanagan                  Affirmative Votes:                 4,006,556
                                    Negative Votes:                            0
                                    Abstained:                            210,049

Andrew H. Hines, Jr.                Affirmative Votes:                 3,998,751
                                    Negative Votes:                            0
                                    Abstained:                            208,854

Charles B. Johnson                  Affirmative Votes:                 4,030,477
                                    Negative Votes:                            0
                                    Abstained:                            177,128

PROPOSAL 2                          Affirmative Votes:                 3,075,069
                                    Negative Votes:                      212,798
                                    Abstained:                            64,042

PROPOSAL 3                          Affirmative Votes:                 3,079,942
                                    Negative Votes:                      219,089
                                    Abstained:                            52,879

PROPOSAL 4                          Affirmative Votes:                 4,126,938
                                    Negative Votes:                       31,643
                                    Abstained:                            49,024
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